UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2007 (October 16, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On October 29, 2007, Inland American Real Estate Trust, Inc. (the “Company”), filed a Current Report on Form 8-K/A (the “Amended Report”) with regard to, among other things, the probable acquisition of the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II, as defined and more fully described in the Amended Report (the “SunTrust Portfolios”).  Item 8.01 of the Amended Report has been revised below to clarify a statement made regarding a right of first refusal exercised by the Company with respect to the SunTrust Portfolios.

Item 8.01. Other Events.

Probable Acquisition of SunTrust Bank Portfolio I and SunTrust Bank Portfolio II.

The right of first refusal exercised by the Company with respect to the SunTrust Portfolios was a right granted by Inland Real Estate Acquisitions, Inc. (“IREA”) to the Company pursuant to the Company’s Purchase Acquisition Agreement with IREA dated August 31, 2005, which contract is included as Exhibit 10.3 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2005.  The Company’s contract with IREA grants it a right of first refusal to purchase certain types of properties that IREA has contracted to purchase.  SunTrust Bank had not granted the Company any right of first refusal with respect to either of the SunTrust Portfolios.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  November 21, 2007